Exhibit 10.38

Execution Version

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, NCO Group, Inc., a Pennsylvania corporation (“Old NCO”) and the undersigned (the “Employee”) entered into an employment agreement, dated as of November 15, 2006 (the “Agreement”);

WHEREAS, after the effective date of the Agreement, Old NCO merged with and into its parent, Collect Holdings, Inc., a Delaware corporation (the “Company”), with the Company surviving the merger (the “Merger”) and changing its name to NCO Group, Inc.;

WHEREAS, in connection with the Merger, the Agreement was assigned by operation of law to, and assumed by, the Company; and

WHEREAS, the Company and the Employee desire to amend the Agreement as set forth herein (the “Amendment”).

NOW THEREFORE, the Employee and the Company, intending to be legally bound, hereby amend the Agreement as follows:

1.                                       Section 7(a)(ii)(1)(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                            will continue to pay to the Employee his then current Base Salary and Target Bonus, calculated under Section 4(b) of this Agreement, for a period of twenty-four (24) months (the “Initial Severance Period”) (with such Base Salary to be paid in accordance with the Company’s payroll practices and with any such bonuses to be paid in the year following the year to which they relate); and”

2.                                       Section 7(a)(ii)(1)(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           will (I) reimburse the Employee for his and his eligible dependents’ healthcare continuation coverage (COBRA) premiums, less the amount (the “Employee Portion”) that a full-time active employee of the Company would be required to pay for such coverage under the Company’s healthcare plans, until the earlier of the 18 month anniversary of such termination and the date on which the Employee becomes eligible for healthcare coverage under the plan of a subsequent employer that provides benefits that are substantially similar (or better) in the aggregate to the benefits provided under the Company’s healthcare plans, as agreed upon by the parties hereto in good faith, or if no such agreement can be reached, as determined in good faith by an independent third party acceptable to the parties hereto (such period, the “COBRA Period”) and (II) from the expiration of the COBRA Period until the second anniversary of the Employee’s termination of employment with the Company, reimburse the Employee for the cost of his and his eligible dependents’ healthcare coverage premiums under the healthcare plan of such subsequent employer or under private health insurance (as applicable), in either case, only to the extent that the costs of such premiums to the Employee exceed the Employee Portion (but not in an amount in excess of the amount that the Company would be required to reimburse the Employee under clause (I) hereof if the Employee continued COBRA coverage during such period).”

3.                               Section 7(a)(ii)(2) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(2)                            if the effective date of the Employee’s termination of employment is after the Initial Term but on or prior to November 15, 2012:

(a)                                  will pay to the Employee two times his then current Base Salary and two times his Target Bonus, calculated under Section 4(b) of this Agreement, for a period of twelve (12) months (the “Severance Period”) (with such Base Salary to be paid in accordance with the Company’s payroll practices and any such bonuses to be paid in the year following the year to which they relate); and

(b)                                 will provide the benefits set forth in Section 7(a)(ii)(1)(b).”

4.                               Sections 7(a)(ii)(3) and 7(a)(ii)(4) of the Agreement are hereby renumbered as Section 7(a)(ii)(4) and Section 7(a)(ii)(5), respectively, and the following is hereby added to the Agreement as the new Section 7(a)(ii)(3):

“(3)                            if the effective date of the Employee’s termination of employment is after November 15, 2012:

(a)                                  will continue to pay to the Employee his then current Base Salary and Target Bonus, calculated under Section 4(b) of this Agreement, during the Severance Period (with such Base Salary to be paid in accordance with the Company’s payroll practices and with any such bonuses to be paid in the year following the year to which they relate); and

(b)                                 will (I) reimburse the Employee for his and his eligible dependents’ healthcare continuation coverage (COBRA) premiums, less the Employee Portion, until the earlier of the 12 month anniversary of such termination and the date on which the Employee becomes eligible for healthcare coverage under the plan of a subsequent employer that provides benefits that are substantially similar (or better) in the aggregate to the benefits provided under the Company’s healthcare plans, as agreed upon by the parties hereto in good faith, or if no such agreement can be reached, as determined in good faith by an independent third party acceptable to the parties hereto (such period, the “Benefit Continuation Period”) and (II) from the expiration of the Benefit Continuation Period until the first anniversary of the Employee’s termination of employment with the Company, reimburse the Employee for the cost of his and his eligible dependents’ healthcare coverage premiums under the healthcare plan of such subsequent employer to the extent that the costs of such premiums to the Employee exceed the Employee Portion (but not in an amount in excess of the amount that the Company would be required to reimburse the Employee under clause (II) hereof if the Employee continued COBRA coverage during such period).”

5.                                       The first sentence of Section 8(b) of the Agreement is hereby amended by replacing the phrase (i) “during the Initial Term of this Agreement” with the phrase “on or prior to November 15, 2012” and (ii) “the expiration of the Initial Term” with the phrase “November 15, 2012.”

6.                                       A new Section 16 is hereby added to the Agreement to read as follows:

“16.                           409A Compliance.  This Agreement is intended to comply with Code Section 409A, to the extent applicable, and the parties hereto agree to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply therewith and without resulting in any increase in the amounts owed hereunder by the Company.  All reimbursements under this Agreement will be made to the Employee as soon as practicable following submission of satisfactory evidence to the Company, but in no event later than the last day of the calendar year following the calendar year in which such expenses were incurred.  In addition, no reimbursement or in-kind benefit shall be subject to liquidation or exchange for another benefit and the amount available for reimbursement, or in-kind benefits provided, during any calendar year shall not affect the amount available for reimbursement, or in-kind benefits to be provided, in a subsequent calendar year.  The 409A Gross-Up Payment and the Gross-Up Payment shall be paid to the Employee by no later than the last day of the taxable year following the taxable year in which the Employee remits the related taxes.  Any accrued but unpaid Base Salary as of the date of the Employee’s separation from service shall be paid within 30 days after the date of such separation and any accrued but unpaid bonus shall be paid in the year following the year of termination in accordance with Section 4(b).  The provisions of this Section 16 shall survive the termination of this Agreement.”

7.                                       Other than as modified by this Amendment, the Agreement is ratified and affirmed in all respects and shall remain in full force and effect subject to the terms thereof.  All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

[Signature Page Follows]

To record the adoption of this Amendment, the Board of Directors of the Company has caused an authorized member of the Board of Directors of the Company to execute this Amendment this 28th day of September, 2010.

NCO GROUP, INC.		EMPLOYEE

By:	/s/ John R. Schwab	/s/ Steven Leckerman
Name:	John R. Schwab	Steven Leckerman
Title:	EVP and CFO

Dated:	September 28, 2010	Dated:	September 28, 2010